As filed with the Securities and Exchange Commission on August 27, 2026
Registration No. 333-217300
Registration No. 333-223558
Registration No. 333-229963
Registration No. 333-235852
Registration No. 333-244407
Registration No. 333-255125
Registration No. 333-265823
Registration No. 333-271036
Registration No. 333-278647
Registration No. 333-284769
Registration No. 333-290610
Registration No. 333-296421

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO:
Form S-8 Registration Statement No. 333-217300
Form S-8 Registration Statement No. 333-223558
Form S-8 Registration Statement No. 333-229963
Form S-8 Registration Statement No. 333-235852
Form S-8 Registration Statement No. 333-244407
Form S-8 Registration Statement No. 333-255125
Form S-8 Registration Statement No. 333-265823
Form S-8 Registration Statement No. 333-271036
Form S-8 Registration Statement No. 333-278647
Form S-8 Registration Statement No. 333-284769
Form S-8 Registration Statement No. 333-290610
Form S-8 Registration Statement No. 333-296421
UNDER
THE SECURITIES ACT OF 1933

FORTE BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	26-1243872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Pegasus Park Drive, Building 6
Dallas, Texas 75247
(310) 618-6994
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hemamalini (Malini) Moorthy
Vice President and Secretary
3060 Pegasus Park Drive, Building 6
Dallas, Texas 75247
(310) 618-6994
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Damien Zoubek, Esq.
Oliver J. Board, Esq.
Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
(212) 277-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the deregistration of all shares of common stock, $0.001 par value per share (“Common Stock”), of Forte Biosciences, Inc., a Delaware corporation (the “Registrant”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

File No.	Date Originally Filed with the SEC	Name of Equity Plan(s) or Agreement(s)	Shares of Common Stock
333-217300	April 13, 2017	Tocagen Inc. 2009 Equity Incentive Plan Tocagen Inc. 2017 Equity Incentive Plan Tocagen Inc. 2017 Employee Stock Purchase Plan	4,829,573

333-223558	March 9, 2018	Tocagen Inc. 2017 Equity Incentive Plan Tocagen Inc. 2017 Employee Stock Purchase Plan	994,128

333-229963	February 28, 2019	Tocagen Inc. 2017 Equity Incentive Plan Tocagen Inc. 2017 Employee Stock Purchase Plan	1,325,007

333-235852	January 8, 2020	Tocagen Inc. 2017 Equity Incentive Plan Tocagen Inc. 2017 Employee Stock Purchase Plan	1,194,962

333-244407	August 11, 2020	Forte Biosciences, Inc. 2020 Inducement Equity Incentive Plan Forte Subsidiary, Inc. 2018 Equity Incentive Plan	1,032,333

333-255125	April 8, 2021	Forte Biosciences, Inc. 2017 Equity Incentive Plan Forte Biosciences, Inc. 2017 Employee Stock Purchase Plan	813,224

333-265823	June 24, 2022	Forte Biosciences, Inc. 2021 Equity Incentive Plan Forte Biosciences, Inc. 2017 Employee Stock Purchase Plan	2,647,544

333-271036	March 31, 2023	Forte Biosciences, Inc. 2017 Employee Stock Purchase Plan	210,000

333-278647	April 12, 2024	Forte Biosciences, Inc. 2017 Employee Stock Purchase Plan Forte Biosciences, Inc. 2020 Inducement Equity Incentive Plan	1,800,000

333-284769	February 7, 2025	Forte Biosciences, Inc. Amended and Restated 2021 Equity Incentive Plan Forte Biosciences, Inc. 2017 Employee Stock Purchase Plan	3,352,000

333-290610	September 30, 2025	Forte Biosciences, Inc. 2020 Inducement Equity Incentive Plan	1,000,000

333-296421	June 2, 2026	Forte Biosciences, Inc. Amended and Restated 2021 Equity Incentive Plan Forte Biosciences, Inc. 2017 Employee Stock Purchase Plan	1,862,000

On August 27, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 26, 2026 (the “Merger Agreement”), by and among the Registrant, argenx BV, a private company with limited liability (besloten vennootschap) organized under Belgian law (“Parent”), and Avena Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of argenx (“Purchaser”), Purchaser merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent.

As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby deregisters all securities previously registered but unsold or otherwise unissued under the Registration Statements, if any, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on August 27, 2026.

Forte Biosciences, Inc.

Date: August 27, 2026	By:	/s/ Hemamalini (Malini) Moorthy
Name: Hemamalini (Malini) Moorthy
Title: Vice President and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8, in reliance upon Rule 478 under the Securities Act of 1933, as amended.